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                                                                    Exhibit 5(b)
                   [Letterhead of Simpson Thacher & Bartlett]

                               February 10, 1998


Conectiv, Inc.
800 King Street
Wilmington, Delaware  19899

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") of Conectiv, Inc., a Delaware corporation (the "Company"), relating to the issuance of shares of its Common Stock, par value $.01 per share (the "Company Common Stock"), and shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), pursuant to an Agreement and Plan of Merger, dated August 9, 1996, as amended and restated as of December 26, 1996, by and among Atlantic Energy, Inc., a New Jersey corporation ("Atlantic"), Delmarva Power & Light Company, a Delaware corporation, DS Sub, Inc., a Delaware corporation, and the Company (the "Merger Agreement"), we are of the opinion that when the shares of Class A Common Stock and the shares of Company Common Stock to be issued to the stockholders of Atlantic pursuant to the Merger Agreement (the "Shares") have been issued in accordance with the Merger Agreement, and when the steps mentioned in the next paragraph have been taken, the Shares will be legally issued, fully paid and nonassessable.

         The steps to be taken which are referred to in the next preceding paragraph consist of the following:

              1) Appropriate definitive action by the Board of Directors of the Company;

              2) Filing of the certificates or articles of merger with with the Secretary of State of the State of Delaware, the Secretary of State of the State of New Jersey and the State Corporation Commission of Virginia as contemplated by the Registration Statement;

              3)   Compliance with the Securities Act of 1933, as amended;

              4) Compliance with the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act, as amended; and

              5) Issuance of the Shares in accordance with the corporate and governmental authorizations aforesaid.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.





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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference of this firm appearing in the Registration Statement under the caption "Legal Matters".

                                          Very truly yours,

                                          /s/ SIMPSON THACHER & BARTLETT